                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated August 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. We also consent to the references to our firm under the captions "Experts."

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
September 23, 1998